UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2005

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

1414 Avenue of the Americas New York, New York 10019 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2005, 4Kids Entertainment, Inc. (“4Kids” or the “Company”) and Steven M. Grossman, a member of 4Kids’ board of directors, entered into an employment agreement (the “Employment Agreement”) pursuant to which Mr. Grossman will be employed as Executive Vice President and Chief Operating Officer of 4Kids.

While Mr. Grossman will continue to serve as a director of the Company, he has resigned from 4Kids' Audit, Compensation and Nominating and Corporate Governance Committees concurrent with the execution of the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Grossman’s employment will commence on September 1, 2005 and continue until the third anniversary thereof. Under the Employment Agreement, Mr. Grossman will be entitled to receive an annual base salary of $700,000 and an annual cash bonus determined by the Compensation Committee of the board of directors of 4Kids (the “Compensation Committee”) in its sole discretion; provided, however, that with respect to the remainder of 2005, Mr. Grossman will be entitled to receive a cash bonus in an amount equal to approximately $100,000. Mr. Grossman will be granted stock options to purchase 125,000 shares of the Company’s common stock on September 1, 2005 with an exercise price equal to the fair market value of a share of the Company’s common stock as of such date (determined under the Company’s 2004 Stock Option Plan). Fifty percent of such stock options will be vested and exercisable by Mr. Grossman as of the date of grant and the remainder will vest and become exercisable by Mr. Grossman on December 31, 2005. During the term of his employment, Mr. Grossman will be entitled to participate in all employee benefit plans and programs generally made available to the Company's senior executives and to such other benefits as are set forth in the Employment Agreement.

If the Company terminates Mr. Grossman without “cause” (as defined in the Employment Agreement) or if Mr. Grossman terminates his employment for “good reason” (as defined in the Employment Agreement), Mr. Grossman will be entitled to receive (i) for a period equal to the greater of two years and the remainder of the then current term (a) his base salary, (b) the average of the cash bonuses paid to him in respect of the three (3) prior full fiscal years (or such shorter periods, as applicable) (c) his annual automobile allowance, and (ii) for a period of two (2) years, all group health benefits he was receiving as of the date of termination. In the event that the employment agreement is not extended beyond its initial three year term, Mr. Grossman will be entitled to receive his annual base salary and all group health benefits he was receiving at the time of the expiration of the term for a period of one year following the date of such expiration.

The Employment Agreement also provides that Mr. Grossman will not be entitled to engage in competition with the Company for a period of twelve (12) months following the date of termination of Mr. Grossman’s employment with the Company as well as other customary covenants concerning non-solicitation and non-disclosure of confidential information.

The definitive agreement described above is furnished as exhibit 99.1 to this Report and incorporated by reference herein. The preceding descriptions of this agreement is summary in nature and does not purport to be complete. This summary should be read in connection with the exhibits hereto.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b) Notification of Noncompliance

The Company has notified the New York Stock Exchange (“NYSE”) that Mr. Grossman is no longer considered to be an independent director within the meaning of Section 3.03A.02 of the Rules of the NYSE as a result of the entry into the Employment Agreement, and that the Company is not currently in compliance with Section 3.03A.01 of the Rules of the NYSE which requires that a majority of the Company’s directors be independent. The Company has committed to returning to compliance prior to December 31, 2005.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Departure of Directors or Principal Officers

As described in Item 1.01 above, Mr. Grossman voluntarily resigned from 4Kids’ Audit, Compensation and Nominating and Corporate Governance Committees upon his execution of the Employment Agreement. Joseph P. Garrity, the Company’s current Chief Financial Officer and Chief Operating Officer, will continue to serve as 4Kids’ Chief Financial Officer and will cease to be 4Kids’ Chief Operating Officer effective as of September 1, 2005.

(c)     Appointment of Principal Officers

Mr.  Steven M. Grossman has been appointed as Executive Vice President and Chief Operating Officer of the Company effective as of September 1, 2005. The material terms of Mr. Grossman’s employment agreement are disclosed in Item 1.01 of this Report on Form 8-K.

Mr.  Grossman has served as a director of the Company since June 2001. Mr. Grossman has been Executive Vice President, Chief Financial Officer and Treasurer of R.A.B. Holdings, Inc. since its inception in 1996. R.A.B. Holdings, Inc. is a diversified holding company, which currently owns Millbrook Distribution Services Inc. (“Millbrook”) and the R.A.B. Food Group, LLC (“RAB Food”). Mr. Grossman has been a director and Executive Vice President - Finance and Administration of Millbrook, an independent distributor of specialty foods, health and beauty care products and general merchandise, since 1997 and has been a member of the Board of Managers and Executive Vice President, Chief Financial Officer and Treasurer of RAB Food (formerly The B. Manischewitz Company, LLC), a manufacturer of processed kosher food products, since 1998. Mr. Grossman has also been Executive Vice President and Chief Financial Officer of RABCO Luxury Holdings LLC, a diversified holding company which distributes luxury products since 1998 and Chief Financial Officer of P&E Properties Inc., a private commercial real estate ownership/ management company, since 1994. Mr. Grossman was Executive Vice President and Chief Financial Officer of Western Publishing Group, Inc., from June 1994 to May 1996.

On July 7, 2005, 4Kids Entertainment, Inc. issued a press release announcing the employment of Steven M. Grossman as Executive Vice President and Chief Operating Officer (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

              (c) Exhibits

            Exhibit                                                                       Description

     99.1                                   Executive Employment Agreement, dated June 30, 2005, between 4Kids Entertainment,
                                               Inc. and Steven M. Grossman.

     99.2                                   Press release announcing the employment of Steven M. Grossman as Executive Vice
                                               President and Chief Operating Officer.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 7, 2005

4KIDS ENTERTAINMENT, INC. BY: /s/ Joseph P. Garrity Joseph P. Garrity Executive Vice President, Chief Financial Officer

            Exhibit                                                                       Description

     99.1                                   Executive Employment Agreement, dated June 30, 2005, between 4Kids Entertainment,
                                               Inc. and Steven M. Grossman.

     99.2                                   Press release announcing the employment of Steven M. Grossman as Executive Vice
                                               President and Chief Operating Officer.